Exhibit 99.(a)(4)

MAXIM INTEGRATED PRODUCTS, INC.

(the “Company”)

Paper Election Form

To Maxim Integrated Products, Inc.:

I am currently employed by the Company and am the holder of Eligible Options, as defined. I have received from the Company the offering materials filed with the Securities and Exchange Commission on schedule TO on November 7, 2008 describing the Company’s offer to purchase certain stock options in exchange for the right to receive cash payment (the “Offering Materials”), and I am eligible to participate in the offer. I have reviewed the list of my Eligible Options and understand that, by participating in the repurchase offer, I agree to sell certain of these Eligible Options (as indicated below).

In return for my Eligible Option(s), I understand the Company will grant me a total cash payment of             , which may be contingent upon my continued employment or service with the Company and subject to certain conditions described in the Offering Materials.

For purposes of participating in the repurchase offer, I hereby give up my entire ownership interest in the Eligible Option(s) as indicated below by my check in the “Yes” box in the “Exchange Eligible Option” column. I understand that such Eligible Option(s) become null and void as of the date that the offer expires and any Eligible Options are accepted by the Company.

Original Grant Date	Option Number	Exercise Price Per Share	Shares Subject to Eligible Options	Tender Entire Eligible Option

☐ Yes, tender Eligible Option ☐ No, retain Eligible Option

☐ Yes, tender Eligible Option ☐ No, retain Eligible Option

☐ Yes, tender Eligible Option ☐ No, retain Eligible Option

☐ Yes, tender Eligible Option ☐ No, retain Eligible Option

☐ Yes, tender Eligible Option ☐ No, retain Eligible Option

I acknowledge that I will be unable to revoke the election described in this Paper Election Form after the repurchase offer expires, which is currently scheduled to occur at 12:00 Midnight, Eastern Standard Time, on December 8, 2008.

I hereby elect to participate in the repurchase offer dated November 7, 2008 with respect to the Eligible Option(s) indicated above.

Signature of Holder:
Print Name:
Employee ID Number:
Home Telephone:
Date:
Address:

FAX, EMAIL OR HAND DELIVER THIS ENTIRE PAPER ELECTION FORM TO ROBYN HARRIS NO LATER THAN 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON DECEMBER 8 , 2008.

Fax to 972-778-6345

Email to Robyn.Harris@maxim-ic.com

Hand deliver to:

Robyn Harris

Maxim Integrated Products, Inc.

4401 S. Beltwood Pkwy. Dallas, TX 75244-3292

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE, EMAIL OR

HAND DELIVERY, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER

ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.